                                                                     Exhibit 99d


                    FMC Corporation (Chemicals Operations)
                             Business Segment Data
                                Pro Forma Basis
                     (In millions, except per share data)

                                                                  2000                                   2001
                                           -----------------------------------------------   -----------------------------
                                              Q1       Q2       Q3       Q4     Full Year       Q1       Q2     Full Year
                                           -------- -------- -------- -------- -----------   -------- -------- -----------
Revenue:
Agricultural Products                      $ 165.8  $ 184.6  $ 181.4  $ 132.9  $    664.7    $ 134.6  $ 205.8  $    340.4
Specialty Chemicals                          124.9    126.4    114.9    122.6       488.8      116.3    119.5       235.8
Industrial Chemicals                         273.8    207.1    211.9    212.8       905.6      198.6    200.3       398.9
Eliminations                                  (2.8)    (2.6)    (2.2)    (1.4)       (9.0)      (2.3)    (2.4)       (4.7)
                                           -------  -------  -------  -------  ----------    -------  -------  ----------
    Total Revenue                          $ 561.7  $ 515.5  $ 506.0  $ 466.9  $  2,050.1    $ 447.2  $ 523.2  $    970.4
                                           =======  =======  =======  =======  ==========    =======  =======  ==========

Income from continuing operations:
Agricultural Products                      $  13.9  $  36.9  $  28.8  $   8.2  $     87.8    $  13.8  $  41.4  $     55.3
Specialty Chemicals                           19.5     25.6     21.8     25.5        92.4       20.0     21.1        41.0
Industrial Chemicals                          34.5     28.5     29.7     21.8       114.5       14.4     18.2        32.7
                                           -------  -------  -------  -------  ----------    -------  -------  ----------
    Total segment operating profit            67.9     91.0     80.3     55.5       294.7       48.2     80.7       129.0
Corporate expenses (1)                        (9.1)    (8.9)    (9.0)    (9.1)      (36.1)      (8.4)    (8.8)      (17.2)
Other expense, net (2)                        (5.3)     5.0      4.5      5.4         9.6       (2.5)    (2.4)       (4.9)
Net interest income (expense) (3)            (16.1)   (16.1)   (16.1)   (16.1)      (64.2)     (16.1)   (16.1)      (32.1)
                                           -------  -------  -------  -------  ----------    -------  -------  ----------
Total income from continuing operations
    before income taxes                       37.5     71.1     59.8     35.8       204.0       21.3     53.5        74.8
Income tax expense (4)                        (8.9)   (16.8)   (14.2)    (8.5)      (48.3)      (5.0)   (12.7)      (17.7)
                                           -------  -------  -------  -------  ----------    -------  -------  ----------
Income from continuing operations
    after income taxes                     $  28.6  $  54.2  $  45.6  $  27.3  $    155.7    $  16.2  $  40.8  $     57.1
                                           =======  =======  =======  =======  ==========    =======  =======  ==========

EPS (5)                                    $  0.88  $  1.68  $  1.41  $  0.84  $     4.82    $  0.50  $  1.26  $     1.77
                                           =======  =======  =======  =======  ==========    =======  =======  ==========

(1) Corporate expenses primarily include staff expenses.

(2) Other expense, net consists of all other corporate items, including LIFO inventory adjustments and pension income or expense.

(3) Pro forma interest expense includes $2.4 million from external financing of the phosphorus joint venture in 2000 and is based on average net debt of $790 million.

(4) Income tax rate constant at 23.7%.

(5) Diluted shares outstanding constant at 32.3 million.

Note: These statements present the company's pro forma estimate of what the two companies would have looked like under the current capital structure, taking into account the June IPO proceeds, allocation of debt between the two companies and current share counts. The company believes that this pro forma information should provide a basis for comparisons going forward. The pro forma statements are for the purpose of analysis only and are not meant to be prepared or presented in accordance with GAAP. When FMC Technologies is fully separated from FMC, the financial results will be restated according to GAAP. Analysis excludes the impact of special charges and the cumulative effect of a change in accounting principle.